UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Shire plc
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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
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(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Explanatory Note

As previously announced by Shire plc (“Shire”) on Form 8-K filed November 25, 2014, Jeff Poulton, Shire’s Senior Vice President and Head of Investor Relations has been appointed interim Chief Financial Officer (“Interim CFO”) with effect from January 1, 2015. On December 18, 2014, Shire and Mr. Poulton entered into a variation of Mr. Poulton’s service agreement in connection with his new appointment. This Form 8-K/A amends the previously filed Form 8-K to provide the information required by Item 5.02(c)(3) of Form 8-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Under his amended service agreement, Mr. Poulton will be entitled to an annual base salary of $406,000. Mr. Poulton will also receive a monthly bonus equal to $30,000 for each full month through December 31, 2015 during which Mr. Poulton serves as Interim CFO (with partial months pro-rated based on number of days in the role). Any such bonus relating to months worked in 2015 will be paid in a lump sum (less applicable deductions and withholdings) by no later than December 31, 2015 (or within 60 days after Mr. Poulton’s service as Interim CFO ends, if earlier). Mr. Poulton will also be eligible to earn an annual bonus under Shire’s Annual Incentive Plan with a current target bonus level of 40% of his annual base salary and a maximum of 80% of his annual base salary and will be eligible for equity-based incentive awards at Shire’s discretion. In addition, Mr. Poulton will be entitled to specified benefits as an executive of Shire.

Mr. Poulton’s appointment as Interim CFO may be terminated by Shire upon written notice. Under his service agreement, Mr. Poulton is subject to customary confidentiality, non-competition and non-solicitation restrictive covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ Tatjana May
	Name:	Tatjana May
	Title:	General Counsel

Dated: December 22, 2014